UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2014

Bio-En Holdings Corp.

 (Exact name of registrant as specified in its charter)

Delaware	333-186629	990369776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

8605 Santa Monica Blvd #88454

Los Angeles, CA 90069-4109

(Address of principal executive offices)(Zip Code)

(213) 947-1011

Registrant's telephone number, including area code

Olivia, Inc.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 24, 2014, Bio-En Holdings Corp . (f/k/a) Olivia, Inc. (the “Company”), Elchanan Menachem Grossbaum and Eliezer Prager (the “Sellers”) and Serena B. Potash (the “Purchaser”) entered into and closed a Stock Purchase Agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Sellers, 1,250,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), the Shares representing approximately 84% of the issued and outstanding shares of the Company, for an aggregate purchase price of $325,000 (the “Purchase Price”). Prior to the closing of the Stock Purchase Agreement, the Sellers were the sole officers and directors of the Company, as well as the Company’s majority shareholders.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the closing of the Stock Purchase Agreement, on March 24, 2014, Elchanan Menachem Grossbaum and Eliezer Prager submitted to the Company a resignation letter pursuant to which they resigned from their positions as officers and member of the Board of Directors of the Company. Mr. Grossbaum’s and Mr. Prager’s resignations were not a result of any disagreements relating to the Company’s operations, policies or practices.

On March 24, 2014, the board of directors of the Company (the “Board”) and the majority stockholders of the Company (the “Shareholders”) accepted the resignations of Mr. Grossman and Mr. Prager and, contemporaneously appointed: (i) Serena B. Potash to serve as the President and member of the Board of Directors, (ii) Bruce Minsky to serve as Secretary, (iii) Peter Hurrell as Vice President; and (iv) Geoffrey McLaren, and Joseph Micallef to serve as members of the Board of Directors.

Serena B. Potash, 58, President and Director.

Serena B. Potash is the President and member of the Board of Directors of the Company. She has over 25 years experience as a business consultant. She was cofounder of JIF, an investment/development advisory service with links to venture capitalist groups, investment bankers, underwriters and other business service providers. Ms. Potash focuses on existing and new Bio-tech companies, assisting them with commercialization issues, business and marketing strategies, company structuring and management staffing.

Bruce Minsky, 50, Secretary.

Bruce W. Minsky, Company’s Corporate Secretary, is a graduate of Boston University (B.A., 1985), Southwestern University School of Law (J.D., 1988), and Boston University – Morin Center for Banking Law Studies (LLM in American Banking, 1989). Mr. Minsky is the managing partner of Law Offices of Bruce W. Minsky, P.C., a private law firm specializing in individual business/in-house legal counselings. Prior to the Law Offices of Bruce W. Minsky, P.C., Mr. Minsky was Vice-President/House Counsel for Banco Popular North America, a multi-billion dollar domestic bank, from 1991 to 2004, and a trial/litigation/appellate associate of business matters at Quirk & Bakalor, P.C. from 1989 to 2001. Mr. Minsky has years of experience in the gamut of legal services ranging from Consumer/Commercial finance products/services, Corporate Governance, Real Estate, Business/Portfolio transactions, as well as acquisitions matters, to Advertising, Technology, Marketing, Labor, SEC, Finance and Tax scenarios, along with an array of Operational, Compliance and Regulatory oversights. Mr. Minsky is currently a Trustee of the Village of New Hempstead, a board member of Kehillat New Hempstead, and a board member of VGTel, Inc.

Peter Hurrell, 61, Vice President.

Peter Hurrell is a member of the Board of Directors of the Company. He has profound Civil Engineering and Construction experience devoted to Waste Water Treatment, Sewage Sludge Treatment Design and Construction works. Over the last five years, Mr. Hurrel has been employed by Genesis International. He has worked in Bahrain, Dubai, UK, Ireland and Malta and is technical Advisor in the Far East on proposals for treating sludge and municipal wastes for Pacific Rim countries. As the Technical Director Peter brings the skills and experience from working in a similar process facility for Sludge Treatment in Apeldoorn in the Netherlands. He has developed major interests in Non-Adversarial Contractual Relationships and Value Management and Engineering and Sustainable Construction.

Geoffrey McLaren, 48, Director.

Geoffrey Maclaren is a member of the Board of Directors of the Company. Mr. McLlaren worked as a Senior Engineer for Monk & Company and a Project Manager for Daniel Pipelines. He was Project Manager OBG Limited as a Contracts Director and Managing Director for MacLaren Construction and MacLaren Services. He is Managing Director of ReUse Limited and a Director for Peel Facilities. Peel with ReUse, offers to share with Developers or Commercial Businesses, from onsite effluent treatment for the reuse of grey water to sourcing alternative “environmentally friendly” energy from waste to power or BioEthanol to maximize on site services assets that are non-carbon emitting. Mr. McLaren has helped the company redefine its approach to the European Union and its Programmes and Procedures for development in Converting Biomass derived from Wastes and Non-Food sources to Ethanol. Mr. McLaren has been employed by Genesis UK for the past five years.

Joseph Micalle, 48, Director.

Joseph Micallef, a member of the Board of Directors of the Company,, is based in Malta and has over 25 years of Senior Projects Management experience including Chairman of Research & Business with a major construction company. He has also served a term as President of the Federation of Building Contractors. Apart from local contracts, Joseph has worked overseas on major projects from Libya to Saudi Arabia and Iraq. For the past five years, he has been the general manager of ATTRD Construction Company.

Family Relationships

There are no family relationships between Ms. Potash and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the closing of the Stock Purchase Agreement, the Company changed its name from “Olivia, Inc.” to “Bio-En Holdings Corp.” on March 27, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated March 24, 2014 by and among Olivia, Inc., the Principal Shareholders of Olivia, Inc., and Serena B. Potash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio-En Holdings Corp.

Date: April 4, 2014	By:	/s/ Serena B. Potash
Name: Serena B. Potash
Title: President